UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Current Report

Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 12, 2009

MANHATTAN SCIENTIFICS, INC.

(Name of registrant as specified in its charter)

Delaware (State or other jurisdiction of Incorporation or organization) 405 Lexington Avenue, 32nd Floor New York, New York (Address of principal executive offices)	000-28411 (Commission File Number)	85-0460639 (I.R.S. Employer Identification Number) 10174 (Zip Code)

Registrant’s telephone number, including area code: (212) 551-0577

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On September 12, 2009 Manhattan Scientifics, Inc. (the “Company”) entered into a material contract with Carpenter Technology Corporation (“Carpenter”). The contract involves field-limited exclusive license of a family of patents and intellectual property on a new class of super-strong metals and alloys developed at the Los Alamos National Laboratory and in Russia.

The Company will receive fixed payments from Carpenter over an anticipated four-year period. In addition the Company will receive royalty payments based on a percentage of Carpenter’s sales of the new class of super-strong metals manufactured or distributed by Carpenter.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MANHATTAN SCIENTIFICS, INC.

Date: September 16, 2009	By:	/s/ Emmanuel Tsoupanarias
Name:	Emmanuel Tsoupanarias
Title:	Chief Executive Officer